Exhibit 23.2

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ply Gem Holdings, Inc:

The audits referred to in our report dated March 30, 2009, included the related financial statement schedule as of December 31, 2008, and for the years ended December 31, 2008 and 2007, included in the registration statement.  This financial statement schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statement schedule based on our audits.  In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report dated March 30, 2009, with respect to the consolidated balance sheet of Ply Gem Holdings, Inc. as of December 31, 2008 and the related consolidated statements of operations, stockholder’s equity (deficit) and comprehensive income (loss) and cash flows for the years ended December 31, 2008 and 2007, included herein and to the reference to our firm under the heading “Experts” and “Selected Historical Consolidated Financial Information” in the prospectus.  Our report refers to a change in the Company’s method of accounting for a portion of its inventory in 2008 from the last-in, first-out (LIFO) method to the first in, first out (FIFO) method, the adoption of the recognition and disclosure requirements in 2007 and the measurement provisions in 2008 of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R) (now included in FASB Accounting Standards Codification (ASC) 715, Compensation – Retirement Benefits), the adoption of FASB  Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (included in FASB ASC Topic 740, Income Taxes).

/s/ KPMG LLP

Raleigh, North Carolina
April 9, 2010